Exhibit 99.2

Joint Filer Information

Name of Joint Filer:	York Tactical Energy Holdings, LLC
Address of Joint Filer:	767 Fifth Avenue, 17th Floor
New York, NY 10153

Relationship of Joint Filer to Issuer:	Director, 10% Owner

Issuer Name and Ticker or Trading Symbol:	NextDecade Corporation [NEXT]

Date of Event
Requiring Statement (Month/Day/Year):	May 17, 2019

Designated Filer:	York Tactical Energy Holdings, LLC

Signature:

York Tactical Energy Holdings, LLC

/s/ Richard Swanson
Name: Richard Swanson
Title: General Counsel

May 28, 2019

Date

Exhibit 99.2

Joint Filer Information

Name of Joint Filer:	York Tactical Energy Fund, L.P

Address of Joint Filer:	c/o York Capital Management, L.P.
767 Fifth Avenue, 17th Floor
New York, NY 10153

Relationship of Joint Filer to Issuer:	Director; 10% owner

Issuer Name and Ticker or Trading Symbol:	NextDecade Corporation [NEXT]

Date of Event
Requiring Statement (Month/Day/Year):	May 17, 2019

Designated Filer:	York Tactical Energy Holdings, LLC

Signature:

York Tactical Energy Fund, L.P.
By: York Tactical Energy Holdings, LLC, its general partner

/s/ Richard Swanson
Name: Richard Swanson
Title: General Counsel

May 28, 2019

Date

Exhibit 99.2

Joint Filer Information

Name of Joint Filer:	York Tactical Energy Fund PIV-AN, L.P.

Address of Joint Filer:	c/o York Capital Management, L.P.
767 Fifth Avenue, 17th Floor
New York, NY 10153

Relationship of Joint Filer to Issuer:	Director; 10% owner
Issuer Name and Ticker or Trading Symbol:	NextDecade Corporation [NEXT]

Date of Event
Requiring Statement (Month/Day/Year):	May 17, 2019

Designated Filer:	York Tactical Energy Holdings, LLC

Signature:

York Tactical Energy Fund PIV-AN, L.P.
By: York Tactical Energy Holdings, LLC, its general partner

/s/ Richard Swanson
Name: Richard Swanson
Title: General Counsel

May 28, 2019

Date